Exhibit 10.1

FIFTH AMENDMENT

TO THIRD AMENDED EMPLOYMENT AGREEMENT

This Fifth Amendment, dated as of November 10, 2023 (this “Fifth Amendment”), is made to that certain Third Amended Employment Agreement (as further described below) by and between Steven Madden, Ltd., a Delaware corporation (the “Corporation”), and Steven Madden (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation and the Employee are parties to that certain Third Amended Employment Agreement executed as of July 15, 2005 and effective as of July 1, 2005, as amended by Amendment, dated as of December 14, 2009, as further amended by Second Amendment, dated as of December 31, 2011, as further amended by Amended and Restated Second Amendment, dated as of December 31, 2011, as further amended by Third Amendment to the Third Amended Employment Agreement, dated as of April 8, 2016, and as further amended by the Fourth Amendment to the Third Amended Employment Agreement, dated as of March 25, 2019 (collectively, the “Employment Agreement”); and

WHEREAS, the Corporation believes it to be in the best interests of the Corporation to extend the term of the Employment Agreement to further secure the services of the Employee for five years beyond the term reflected in the Employment Agreement and to provide Employee certain additional benefits, and the Employee is agreeable to such extension;

NOW, THEREFORE, in consideration of the agreement of the parties contained herein and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Effective as of the date of this Fifth Amendment, Section 3 of the Employment Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

“Section 3. TERM OF EMPLOYMENT. The term of the Employee’s employment, unless sooner terminated as provided herein, shall continue on the execution of this Fifth Amendment (the “Effective Date”) and end on December 31, 2031 (the “Term”).”

2. Effective as of the date of this Fifth Amendment, Section 4.1 of the Employment Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

“4.1 BASE SALARY. The Corporation shall pay Employee an annual base salary of $7,026,042 (less such deductions as shall be required to be withheld by applicable laws and regulations) through December 31, 2023. Effective January 1, 2024 and continuing through December 31, 2026, the Corporation shall pay to the Employee an annual base salary of $7,026,042 for his services hereunder (less such deductions as shall be required to be withheld by applicable laws and regulations) which base salary shall be increased effective January 1, 2027 to $7,377,374 until December 31, 2028. Effective January 1, 2029 and continuing through the Term, the Corporation shall pay to Employee an annual base salary of $7,746,211 (less such deductions as shall be required to be withheld by applicable laws and regulations). The Board of Directors may increase (but not decrease) Employee’s base salary at any time. Employee’s base salary, as in effect at any time, is hereinafter referred to as the “Base Salary.”

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3. Effective as of the date of this Fifth Amendment, Section 4.12 shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

“4.12 GRANTS OF RESTRICTED STOCK.

(a) Grant of Restricted Stock. Subject to the availability of shares of common stock of the Corporation reserved for issuance under the Steven Madden, Ltd. 2019 Incentive Compensation Plan (together with any successor plan thereto, the “Plan”) and compliance with the HSR Act (as hereinafter defined), as applicable, as contemplated by Section 4.12(c) hereof, on the first business day of January, 2024 on which the Corporation’s common stock is traded, and then annually on the first business day of successive years through 2031 (the “Restricted Shares Grant Dates”), the Corporation shall grant to the Employee a restricted stock award for a number of shares (the “Restricted Shares”) of common stock of the Corporation under the Plan determined as hereinafter set forth which Restricted Shares shall be subject to certain restrictions including, without limitation, that the Employee will not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Restricted Shares except as set forth under the Plan or the restricted stock agreement to be entered into by the Corporation and the Employee at the time of the grant. The Restricted Shares to be issued to the Employee shall be valued in the annual grant value amount of $10 million each year for years 2024 through 2026, and $9 million each year for years 2027 to 2031; provided, however, that, in the event that the Corporation does not have a sufficient number of shares of common stock available for such issuance under its charter or the Plan, the Board of Directors, in its sole discretion, shall determine a reasonable lesser number of shares to issue as of the Restricted Shares Grant Dates, provided that, the Corporation shall undertake to amend the Corporation’s charter to increase the number of authorized shares or to increase the number of shares available for issuance under the Plan, as applicable, to allow for further issuance of Restricted Shares to the Employee to equal the aggregate value as set forth above and, in each case, subject to receipt of stockholder approval therefor. In the event that compliance with the HSR Act, to the extent required, shall not have occurred by the Restricted Shares Grant Dates, the issuance of the Restricted Shares shall not occur until the first business day on which the Corporation’s common stock is traded following receipt of the applicable approval or the lapse or termination of the applicable waiting period associated with such compliance and the number of Restricted Shares to be issued, in such event, shall be determined by dividing the grant value by the closing price of the common stock of the Corporation on the actual date of issuance (i.e. the first business day on which the Corporation’s common stock is traded following receipt of the applicable approval or the lapse or termination of the applicable waiting period).

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(b) Vesting of Restricted Shares. Vesting of the Restricted Shares shall occur as provided in the vesting schedule attached as Exhibit A; provided, however, in each case, that the Employee continues to be employed by the Corporation through the applicable vesting date. Notwithstanding the foregoing, provided that Restricted Shares were issued, they shall immediately vest, in full, upon the occurrence of any of the following events: (i) the Employee’s death, (ii) the Employee’s Total Disability (as hereinafter defined) and (iii) a Change of Control (as hereinafter defined) of the Corporation, provided, however, in each case, that the Employee continues to be employed by the Corporation on the date of the occurrence of such event. The grant shall be evidenced by, and subject to the additional terms and conditions contained in, the Plan and the associated restricted stock agreement. If the Employee is employed at the time of a Change of Control and such Change of Control occurs prior to the date that all of the Restricted Shares described in subsection (a) have been granted, then, within thirty (30) days following the Change of Control, the Corporation shall pay Employee a lump sum cash payment equal to the total remaining annual grant value of the Restricted Shares that have not yet been issued.

(c) Implications of Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Employee and the Corporation acknowledge that the restricted stock award of Restricted Shares may subject the Employee and/or the Corporation to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”). If any approval or waiting period under the HSR Act shall be required prior to the Employee being able to accept the grant, then the Corporation and the Employee agree to promptly make all necessary notifications or other filings required by the HSR Act and to cooperate with one another to supply promptly any information and documentation that may be required or requested by the Department of Justice or the Federal Trade Commission pursuant to the HSR Act. The Corporation shall pay applicable filing fees and reasonable attorneys’ fees of the Employee incurred in connection with the preparation and filing of all documentation required or requested pursuant to the HSR Act. The Employee and the Corporation acknowledge and agree that, to the extent that the HSR Act is applicable to the restricted stock award contemplated hereby, the issuance of the Restricted Shares shall be conditioned upon and subject to compliance with the HSR Act.

(d) Rule 144. With a view toward making available to the Employee the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) that may permit the sale of the Restricted Shares and the Additional Restricted Shares, once vested, to the public without registration, the Corporation agrees to:

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(i) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act of 1933, as amended (the “Act”), until such date as all of the Restricted Shares shall have been resold;

(ii) file one or more registration statements on Commission Form S-8 (or any successor or analogous form with respect to the registration of securities issuable under an employee benefit plan) with respect to the registration of securities issuable under the Plan (or any successor or additional plan under which the Restricted Shares are issued) and maintain the effectiveness of such registration statements until such date as all Restricted Shares have been issued pursuant to such registration statements; and

(iii) maintain the registration of the Corporation’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), use its reasonable best efforts to maintain the listing of such common stock on a National Securities Exchange (as such term is defined in the Exchange Act), and file with the Commission, in a timely manner, all reports and other documents required of the Corporation under the Act and the Exchange Act.”

4. Effective as of the date of this Fifth Amendment, Section 5.1(a) of the Employment Agreement is hereby amended as follows: delete “twelve (12) month period” and replace it with “twenty-four (24) month period”.

5. Effective as of the date of this Fifth Amendment, Section 5.5(a) of the Employment Agreement is hereby amended as follows: delete “or if within 30 days following a Change of Control Employee shall terminate his employment with or without Good Reason”.

6. Effective as of the date of this Fifth Amendment, Section 5.5(a)(i) of the Employment Agreement shall be deleted in its entirety and in lieu thereof the following shall be inserted:

(i)	All unvested options to acquire stock of the Corporation held by Employee shall vest on the date of termination (or if the employment termination occurred prior to the Change of Control, on the date of such Change of Control);

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7. Effective as of the date of this Fifth Amendment, Section 5.5(a)(ii) shall be amended to replace the phrase “within ten (10) days of the date of termination” with the phrase “within forty-five (45) days of the date of termination (or if the employment termination occurred prior to the Change of Control, within forty-five (45) days following the Change of Control)”.

8. Effective as of the date of this Fifth Amendment, Section 5.8 of the Employment Agreement shall be amended so that the second sentence thereof shall be deleted in its entirety and in lieu thereof the following shall be inserted with the remainder of the Section remaining unchanged:

“To the extent required by Code Section 409A, if either the 30-day period for Employee to consider whether to sign the general release, or any revocation period provided in such general release, spans two calendar years, then none of the payments due as a result of the effectiveness of such release shall be paid in the first of such two calendar years.”

9. Section 13.13 of the Employment Agreement shall be deleted in its entirety and in lieu thereof the following shall be inserted:

IRC SECTION 409A. The parties agree that the intent of the parties is that the payments or benefits to be provided hereunder and that constitute “deferred compensation” within the meaning of Internal Revenue Code Section 409A (“Code Section 409A”) either be exempt from, or compliant with, the provisions of Code Section 409A. Accordingly, upon request by one party to the other specifying the manner in which such requesting party believes that the Agreement does not comply with Code Section 409A, the parties shall promptly amend this Agreement as necessary to bring the provisions of this Agreement into full compliance with the provisions of such section. In any event, the parties agree that this Agreement shall be administered and interpreted in full compliance with Code Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent required for this Agreement to comply with Code Section 409A:

(a)	in-kind benefits and reimbursements during any tax year of Employee shall not affect in-kind benefits or reimbursements to be provided in any other tax year of Employee and are not subject to liquidation or exchange for another benefit and, in the case of a reimbursement be paid to Employee no later than the end of the calendar year following the calendar year in which Employee incurred the applicable expense;

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(b)	tax gross-up payments shall be made no later than December 31 of the year following the year in which Employee remits the tax to the applicable taxing authority; and

(c)	each payment that Employee may be eligible to receive under this Agreement shall be treated as a separate and distinct payment and shall not collectively be treated as a single payment.

8. Except as modified hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first set forth above.

STEVEN MADDEN, LTD.

Date: November 10, 2023	By:	/s/ Edward R. Rosenfeld
	Name:	Edward R. Rosenfeld
	Title:	Chief Executive Officer

Date: November 10, 2023	/s/ Steven Madden
STEVEN MADDEN

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EXHIBIT A

Grant Date	$ Amount of Grant	Vesting Schedule
First Business Day of 2024	$10,000,000

● 72% on first anniversary of grant date

● 7% on second anniversary of grant date

● 7% on third anniversary of grant date

● 7% on fourth anniversary of grant date

● 7% on fifth anniversary of grant date

First Business Day of 2025	$10,000,000

● 48% on first anniversary of grant date

● 13% on second anniversary of grant date

● 13% on third anniversary of grant date

● 13% on fourth anniversary of grant date

● 13% on fifth anniversary of grant date

First Business Day of 2026	$10,000,000

● 36% on first anniversary of grant date

● 16% on second anniversary of grant date

● 16% on third anniversary of grant date

● 16% on fourth anniversary of grant date

● 16% on fifth anniversary of grant date

First Business Day of 2027	$9,000,000

● 44% on first anniversary of grant date

● 14% on second anniversary of grant date

● 14% on third anniversary of grant date

● 14% on fourth anniversary of grant date

● 14% on fifth anniversary of grant date

First Business Day of 2028	$9,000,000

● 30% on first anniversary of grant date

● 17.5% on second anniversary of grant date

● 17.5% on third anniversary of grant date

● 17.5% on fourth anniversary of grant date

● 17.5% on fifth anniversary of grant date

First Business Day of 2029	$9,000,000

● 20% on first anniversary of grant date

● 20% on second anniversary of grant date

● 20% on third anniversary of grant date

● 20% on fourth anniversary of grant date

● 20% on fifth anniversary of grant date

First Business Day of 2030	$9,000,000

● 20% on first anniversary of grant date

● 20% on second anniversary of grant date

● 20% on third anniversary of grant date

● 20% on fourth anniversary of grant date

● 20% on fifth anniversary of grant date

First Business Day of 2031	$9,000,000

● 20% on first anniversary of grant date

● 20% on second anniversary of grant date

● 20% on third anniversary of grant date

● 20% on fourth anniversary of grant date

● 20% on fifth anniversary of grant date

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